Exhibit (c)(8)

Goldman Sachs

INVESTMENT BANKING DIVISION

Discussion Materials for

Project Wildcat

Goldman Sachs & Co. LLC

Strictly Private and Confidential

October 21, 2022

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Goldman Sachs

Today's Agenda

Goldman Sachs

Review of Recent Wildcat Stock Price Performance

Stock Price Performance (Last 1 Year)

Statistic	Value
30 Day VWAP	$18.19
60 Day VWAP	$17.46
90 Day VWAP	$15.97


$35
$30
$25
$20
$15
$10
$5
$0
Sep-2021
Nov-2021
Jan-2022
Mar-2022
May-2022
Jul-2022
Sep-2022
52-Week High: $23.87
52-Week Low: $7.78
$ 17.96
1
2
3
4
5
6
7
8
9

Key Recent Events

	Date	Event
1	26-Oct-2021 **Wildcat:** (7.2)% **XBI:** (0.3)%	Announced Q2 FY2021 results
2	26-Jan-2022 **Wildcat:** (0.4)%[1] **XBI:** (2.0)%	Announced Q3 FY2021 results
3	12-Apr-2022 **Wildcat:** (25.1)% **XBI:** (0.2)%	Announced FDA identified deficiencies in Myfembree's sNDA for endometriosis
4	29-Apr-2022 **Wildcat:** +6.2%[2] **XBI:** +4.0%	EC approval of Orgovyx for prostate cancer
5	06-May-2022 **Wildcat:** (3.7)% **XBI:** (5.0)%	PDUFA date for Myfembree in endometriosis extended to 06-Aug-2022
6	09-May-2022 **Wildcat:** (10.4)% **XBI:** (8.2)%	Announced licensing agreement with Accord for Orgovyx in prostate cancer in Europe
7	10-May-2022 **Wildcat:** +24.0%[3] **XBI:** +5.2%	Announced Q4 FY2021 results
8	27-Jul-2022 **Wildcat:** +8.0%[4] **XBI:** (1.0)%	Announced Q1 FY2022 results
9	05-Aug-2022 **Wildcat:** +3.6%[5] **XBI:** +1.7%	Announced FDA approval of Myfembree for endometriosis

Source: Bloomberg, IBES as of 30-Sep-2022.

[1] Preliminary results announced on 10-Jan with +4.0% stock price reaction. [2] Stock price reaction is measured as of 02-May-2022 close as press release was disclosed post-close on 29-Apr-2022.[3] Pfizer's acquisition of Biohaven also announced pre-market on 10-May-2022. [4] Reflects Wildcat performance on 28-Jul given results released post-market close on 27-Jul. ObsEva also announced termination of its lead candidate linzagolix (uterine fibroids) pre-market open 27-Jul. [5] Reflects Wildcat performance on 08-Aug given approval announced post-market close on Friday, 05-Aug.

Wildcat Indexed Stock Price Performance

Indexed Stock Price Performance (Last 1 Year)

Performance (%)	1Y	6M	3M	1M
Wildcat	(19.9)%	32.6 %	44.7 %	4.2 %
S&P 500	(16.8)	(22.1)	(5.3)	(10.0)
XBI	(36.9)	(12.6)	6.8	(4.6)


200%
160%
120%
80%
40%
0%
Indexed Price
Sep-2021
Dec-2021
Mar-2022
Jun-2022
Sep-2022
(16.8)%
(19.9)%
(36.9)%
Wildcat
S&P 500
XBI

Recent Wall Street Commentary

*"After an EM-filing related deficiency letter and 3-month PDUFA delay depressed the stock in April/May 2022, we believe Myfembree's FDA approval in EM is a **nice clearing event that solidifies Myfembree's competitive once-daily clinical profile** vs. AbbVie's Orilissa/Oriahnn."*

- Analyst D, 09-Aug-2022

*"Bigger picture, with approvals for both targeted women's health indications now in hand, we see **commercial execution of the Myfembree launch as a potential upside driver for shares**, should the candidate achieve differentiated uptake and / or market expansion compared to the broader GnRH class."*

- Analyst B, 08-Aug-2022

*"With Myovant recently disclosing that labeling discussions had begun, the licensure on the sNDA's 8/6 PDUFA was widely anticipated. Nonetheless, as the FDA had previously indicated deficiencies in the sNDA, approval was not a forgone conclusion. We suspect that **investors are relieved that the label extension has been secured** and the regulatory risk is in the past."*

- Analyst F, 08-Aug-2022

"It is yet to be seen whether MYOV can remove the 24-month use limitation due to a lowering of BMD though the sNDA with 2 year data planned for 1H23 has the potential to aid in alleviating the 24-month use limitation. Either way, the launch strategy for Myfembree in EM overlaps with that of Myfembree in UF with ~90% prescriber overlap."

- Analyst E, 08-Aug-2022

Source: Bloomberg, Cap IQ as of 30-Sep-2022.

Analyst Price Targets and Valuation Methodologies


WholeCo
Relugolix US
Relugolix Ex-US
Relugolix (APC)
Relugolix (EM)
Relugolix (UF)
IVF
Milestones
Net Cash
Median: $ 21.00
Current: $ 17.96
$ 27.00
$ 23.00
$ 3.43
$ 3.41
$ 13.35
$ 2.39
$ 21.00
$ 4.75
$ 4.48
$ 3.06
$ 9.84
$ 20.00
$ 1.35
$ 3.59
$ 15.06
$ 11.00
$ 3.74
$ 2.81
$ 3.30
$ 0.11
$ 1.04
N/A
Analyst A
Analyst B
Analyst C
Analyst D
Analyst E
Analyst F

	Analyst A	Analyst B	Analyst C	Analyst D	Analyst E	Analyst F	Median[1]
Price Target Date	30-Aug-2022	09-Aug-2022	08-Aug-2022	09-Aug-2022	12-Sep-2022	08-Aug-2022	N/A
Recommendation	Buy	Buy	Buy	Buy	Hold	Buy	N/A
PoS	N/A	100%	Endometriosis: 75%[2]	Endometriosis: 70%[2]	100%	N/A	N/A
Methodology	DCF	SOTP	Combination of DCF and SOTP peak sales multiple analyses	Average of DCF, EPS Multiple and Sum of the Parts (relugolix US vs. relugolix ex-US)	SOTP	DCF shown in analyst model but no price target	N/A
Discount Rate	9.5%	9%	10%	10%	14%	9%	10%
PGR	1%	(15)%	0%	3%	0%	(20)%	0%
2030 Orgovyx US Revenue	2028 $1.1bn	$1.0bn	$0.8bn	$1.2bn	$0.4bn	2026 $0.6bn	$0.9bn
2030 Myfembree US Uterine Fibroids Revenue	2028 $0.3bn	$0.3bn	$0.4bn	$0.5bn	$0.5bn	2026 $0.3bn	$0.5bn
2030 Myfembree US Unadjusted Endometriosis Revenue	2028 $0.2bn	$0.2bn	$0.3bn	$0.2bn	$0.1bn	2026 $0.2bn	$0.2bn

Source: Wall Street Research and market data as of 30-Sep-2022

Note: Model details per latest available analyst model; revenue figures are total US revenues; Analyst B,C, and D SOTP breakouts are calculated by adjusting each component's value in SOTP by the proportion of blended price target to SOTP value; Analyst C milestone value also includes $(0.90)/share net cash value adjusted by the proportion of SOTP value to blended price target; for Analyst B, G&A value of $(14.3) per share and Net Cash value of $(.01) per share were distributed to the value of other portions of the SOTP by proportion of value; Analyst C has not releases an updatd model since endometriosis approval but has reiterated their price target; Analyst D has not updated their price target since approval; Analyst F has no price target though model has DCF value of $20 per share at 12% discount rate and (20)% PGR. [1] Median revenue figures only includes analysts with 2030 revenue projections. [2] Analyst C has not released an updated model since endometriosis approval but has reiterated their price target. Analyst D has not released a research update since approval.

Today's Agenda

Wildcat Management Projections Summary Approach

Forecast Period FY2022E – FY2036E

A **Projections from LRP in June 2022 through FY2026E used as basis for forecast**

B **Marketed products within scope:**

- Orgovyx (Prostate Cancer): $1,303mm U.S. FY2026E sales; extrapolated to $2,352mm in FY2036E
- Myfembree (Uterine Fibroids): $402mm U.S. FY2026E sales; extrapolated to $609mm in FY2036E
- Myfembree (Endometriosis): $392mm U.S. FY2026E sales; 100% POS; $618mm in FY2036E

C **Pipeline products within scope:**

- Myfembree ([***]): $29mm U.S. FY2026E risk-adjusted sales; 75% POS; $95mm in FY2036E
- Myfembree ([***]): $23mm U.S. 2026E risk-adjusted sales; 75% POS; $73mm in FY2036E
- MVT-602 [***]: $332mm 2036E risk-adjusted sales; 5% POS
- Note that MVT-602 Female Infertility and CYCLO projections are not included

D **Pfizer, Gedeon Richter, Accord, Takeda agreements modeled per agreed upon terms[1]**

E **2036 WW LOE**

Source: Wildcat Management Projections
Note: U.S. sales noted above reflect total U.S. sales.
[1] Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates.

Goldman Sachs

Key Assumptions for Wildcat Management Projections (1 of 2)

	Orgovyx	Myfembree				[***]
		UF	EM	[***][1]	[***][1]	
Annual Price Increase	3%	3%				Revenue begins in FY2030E growing ~54% on average per year through FY2036E
Volume Growth	~11% in FY2027E; stepped down to ~3% by FY2036E	~8% in FY2027E; ~2% after FY2027E		~45% in FY2027E; ~33% in FY2028E – FY2030E; ~5% in FY2031E – FY2032E; 0% growth in FY2033E – FY2036E		
Gross-to-Net Price	~44% in FY2023E increasing to ~48% in FY2026E and increasing to ~52% in 2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~40% in FY2023E increasing to ~69% in FY2036E		
Probability of Success	100%	100%	100%	75%	75%	5%
US Non-Risk-Adjusted Product Revenue ($ mm)						
Analyst Median *2026E*	$588	$192	$139	--	--	--
Management *2026E*	$1,303	$402	$392	$38	$30	$0
Management *Peak (2036E)*	$2,352	$609	$618	$126	$97	$6,440

Source: Wildcat Management Projections

Note: Management projections are based on a number of assumptions. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in t he Company's public filings. \[1] Ex-US revenue for [***] and [***] are not included in Management's Projections.

Key Assumptions for Wildcat Management Projections (2 of 2)

Collaboration Revenue	■ **Pfizer**: Terms based on signed collaboration agreement; aggregate of up to $2.3bn of development and sales milestones estimated through FY2036E ■ **Accord**: Terms based on signed collaboration agreement and ex-US Orgovyx revenue projections from Project Athena projections; aggregate of $0.3bn of royalties and milestones through FY2036E with additional $50mm upfront payment accounted for in cash balance ■ **Gedeon Richter**: Terms based on signed collaboration agreement and ex-US Myfembree revenue projections provided by Gedeon Richter through FY2030E. Beyond FY2030E revenue assumed to grow 3% YoY FY2030E-FY2032E, consistent with 2029 revenue growth, and 1% YoY FY2032E-FY2036E; aggregate of $0.3bn of royalties and milestones through FY2036E ■ **Takeda:** Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates
Cost Assumptions	■ **COGS** (% Net Revenues): 3.0% for non-[***] indications in all projected years, consistent with approach in Wildcat latest LRP; [***] COGS per Wildcat latest [***] projections (15% of net [***] revenue) ■ **SG&A** (% Net Revenues): beyond FY2026E is projected as 16% of non-[***] revenue, consistent with FY2026E margin in Wildcat latest LRP; [***] SG&A expense per Wildcat latest [***] projections (6% net [***] revenue in 2036E) ■ **R&D** (% of Net Revenues): beyond FY2026E is projected as 2% increase in non-[***] R&D spending to adjustment for inflation; [***] R&D expense per Wildcat latest [***] projections ($75mm cumulative R&D expense) ■ **Takeda Royalty**: [***]% of Orgovyx and [***]% of Myfembree product revenue booked by Wildcat ■ **Collaboration Expense to Pfizer**: 50% of gross profit, after taking Takeda royalty into account (royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates)
Cash Flow Items	■ **Working Capital**: Estimated to be 5% of change in product sales ■ **Capital Expenditures**: $2.4mm per year over projection period, consistent with Wildcat LRP available until FY2026E ■ **Depreciation**: $1.4mm per year throughout entire projection period, consistent with Wildcat LRP available until FY2026E
Tax	■ 14% corporate effective tax rate per Wildcat management ■ **NOLs and R&D Tax Credits** — $1,027mm of NOLs available for utilization per latest Wildcat filings — Assumes accumulation and use of $2mm R&D tax credit each year per Wildcat input
Capitalization	■ **Shares Outstanding**: Capitalization as of 20-Oct-2022 per Wildcat management — 96.79mm common shares outstanding — 5.25mm options outstanding with a weighted average strike price of $11.07; 7.0mm RSUs; 0.8mm PSUs, 0.05mm warrants at a $15.06 exercise price and 0.02mm warrants at a $18.82 exercise price ■ **Cash balance:** $359mm (per 30-Jun-2022 10Q, inclusive of $50mm upfront payment from Accord partnership) ■ **Debt:** $359mm as of 30-Jun-2022 (loan from Sparrow matures in 2025)

Source: Wildcat Management Projections Note: Management projections are based on a number of assumptions. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings.

PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Summary of Wildcat Management Projections

Non-Risk-Adjusted and Risk-Adjusted Revenue ($ in millions)

Non-Risk-Adjusted Product Revenue[1]

US Launch Assumptions	
Orgovyx	2021
Myfembree UF	2021
Myfembree EM	2022
Myfembree [***]	2026
Myfembree [***]	2026
[***]	2030



2022E: $ 274, $ 12, $ 31, $ 231
2023E: $ 597, $ 76, $ 114, $ 408
2024E: $ 1,125, $ 150, $ 225, $ 751
2025E: $ 1,656, $ 271, $ 310, $ 1,075
2026E: $ 2,166, $ 30, $ 38, $ 392, $ 402, $ 1,303
2027E: $ 2,358, $ 43, $ 53, $ 453, $ 446, $ 1,363
2028E: $ 2,596, $ 78, $ 99, $ 471, $ 464, $ 1,484
2029E: $ 2,745, $ 88, $ 112, $ 484, $ 476, $ 1,586
2030E: $ 3,564, $ 698, $ 89, $ 113, $ 496, $ 488, $ 1,680
2031E: $ 5,065, $ 2,062, $ 88, $ 112, $ 515, $ 507, $ 1,781
2032E: $ 6,659, $ 3,525, $ 86, $ 110, $ 534, $ 526, $ 1,877
2033E: $ 8,157, $ 4,871, $ 89, $ 114, $ 554, $ 546, $ 1,983
2034E: $ 9,224, $ 5,778, $ 92, $ 118, $ 575, $ 566, $ 2,096
2035E: $ 9,720, $ 6,100, $ 94, $ 122, $ 596, $ 587, $ 2,220
2036E: $ 10,243, $ 6,440, $ 97, $ 126, $ 618, $ 609, $ 2,352

Risk-Adjusted Product Revenue[1]

Risk Adjustment	
Orgovyx	100%
Myfembree UF	100%
Myfembree EM	100%
Myfembree [***]	75%
Myfembree [***]	75%
[***]	5%



2022E: $ 274, $ 12, $ 31, $ 231
2023E: $ 597, $ 76, $ 114, $ 408
2024E: $ 1,125, $ 150, $ 225, $ 751
2025E: $ 1,656, $ 271, $ 310, $ 1,075
2026E: $ 2,149, $ 23, $ 29, $ 392, $ 402, $ 1,303
2027E: $ 2,334, $ 32, $ 40, $ 453, $ 446, $ 1,363
2028E: $ 2,552, $ 59, $ 74, $ 471, $ 464, $ 1,484
2029E: $ 2,695, $ 66, $ 84, $ 484, $ 476, $ 1,586
2030E: $ 2,852, $ 36, $ 66, $ 84, $ 496, $ 488, $ 1,680
2031E: $ 3,059, $ 106, $ 66, $ 84, $ 515, $ 507, $ 1,781
2032E: $ 3,266, $ 182, $ 65, $ 83, $ 534, $ 526, $ 1,877
2033E: $ 3,487, $ 251, $ 67, $ 86, $ 554, $ 546, $ 1,983
2034E: $ 3,692, $ 298, $ 69, $ 89, $ 575, $ 566, $ 2,096
2035E: $ 3,880, $ 315, $ 71, $ 92, $ 596, $ 587, $ 2,220
2036E: $ 4,079, $ 332, $ 73, $ 95, $ 618, $ 609, $ 2,352
Orgovyx
Myfembree UF
Myfembree EM
Myfembree [***]
Myfembree [***]
[***]

Source: Wildcat Management Projections

Note: Management projections are based on a number of assumptions. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. [1] *Excludes Richter product supply & royalties.*

Orgovyx US Key Assumptions Benchmarking

Management Projections vs. Street | ($ in millions)

	Addressable Population Segment	Addressable Population in FY2026E	Market Share in FY2026E	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	U.S. Risk Adj. FY2026E Sales
Analyst A	Patients receiving GnRHa	314,055	17%	49,228[2]	$ 1,348 [4]	0 %	N/A	$ 994
Analyst B	Locally advanced	103,638	29%	30,055	$ 2,313	1 %	20 %	$ 697
Analyst C	Prostate cancer	195,549	8%	16,940	$ 2,313	0 %	N/A	$ 449
Analyst E	GnRH treated patients	80,650	20%	16,130[2]	$ 2,313	2 %	40 %	$ 388
Analyst F	Men on hormonal therapy for prostate cancer	780,968	12%	97,049	$ 925[5]	5 %	20 %	$ 575
Research Median	Multiple methodologies	195,549	20%	30,055	$ 2,313	1 %	20 %	$ 600
Wildcat Projections	GnRH treated patients (locally advanced and metastatic)	491,797	~19% (15% + 4% promotional uplift)	89,240[3]	$ 2,464[6]	3 %	39 %	$ 1,303


Risk-Adjusted US Sales
$ 231
$ 408
$ 751
$ 1,075
$ 1,303
$ 1,363
$ 1,484
$ 1,586
$ 1,680
$ 1,781
$ 1,877
$ 1,983
$ 2,096
$ 2,220
$ 2,352
$ 210
$ 347
$ 472
$ 621
$ 796
$ 950
$ 1,104
$ 951
$ 990
$ 1,008
$ 1,015
$ 579
$ 371
$ 388
$ 405
$ 181
$ 292
$ 399
$ 517
$ 600
$ 697
$ 778
$ 674
$ 694
$ 845
$ 860
$ 371
$ 388
$ 405
$ 158
$ 211
$ 235
$ 253
$ 276
$ 300
$ 321
$ 347
$ 371
$ 396
$ 423
$ 451
$ 371
$ 388
$ 405
FY2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Wildcat Projections

Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	1	1	1

Source: Wildcat Management Projections, Wall Street Research as of 30-Sep-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Accounted for 95% compliance adjustment. [3] Accounted for 90% compliance adjustment. [4] Net price; GTN assumption not disclosed. [5] $4,440 average price per patient for 6 months, which is then adjusted for 20% GTN to arrive at gross price. [6] $2,385 / bottle and 1.03 bottle per month per patient.

Goldman Sachs

Myfembree US Key Assumptions Benchmarking

INVESTMENT BANKING DIVISION

Management Projections vs. Street | ($ in millions)

		Addressable Population Segment	Addressable Population in FY2026E	Market Share in FY2026E	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	PoS	U.S. Adj. FY2026E Sales
Analyst A	UF	UF diagnosed prevalence	3,008,503	0.60%	18,051	$ 750	2 %	N/A	N/A	$ 179
	EM	Refractory Mod / Sec Symptomatic Patients	427,087	3.50%	14,948	$ 765	2 %	N/A	N/A	$ 149
Analyst B	UF	Anti-GnRH eligible patients	1,819,017	11%	50,023[3]	$ 975	1 %	25 %	100%	$ 185
	EM	Total 1 -3L oral GnRH pts	282,612	10%	59,787	$ 975	1 %	25 %	75%	$ 218
Analyst C	UF	Hospitalization and Hysterectomies due to UF	139,157	7%	38,765	$ 750	Stepwise increase to reach $948 in 2030	N/A	100%	$ 407
	EM	EM prevalence	200,279	7%	13,655	$ 788	Stepwise increase to reach $948 in 2030	N/A	70%	$ 91
Analyst E	UF	GnRH treated patients	104,241	32%	33,774	$ 1,078	2 %	37 %	100%	$ 166
	EM	GnRH treated patients	40,877	42%	16,980	$ 1,100	2 %	39 %	100%	$ 90
Analyst F	UF	UF prevalence	1,500,000	2%	25,176	$ 778	5 %	20 %	N/A	$ 300
	EM	2nd line patients	1,256,250	1%	16,600	$ 777	5 %	20 %	N/A	$ 200
Research Median	UF	UF prevalence	1,500,000	7%	33,774	$ 778	2 %	25 %	100.0 %	$ 185
	EM	Total 1-3L oral GnRH patients	282,612	7%	16,600	$ 788	2 %	25 %	70.0 %	$ 149
Wildcat Projections	UF	Addressable population: 1,591,328 (GnRH Share: 280,300)	280,300	Market share: 10% (Share in GnRH Class: 59%)	76,122[4]	$ 1,044	3 %	27%	100%[6]	$ 402
	EM	Addressable population: 1,448,684 (GnRH Share: 220,562)	220,562	Market share: 10% (Share in GnRH Class: 64%)	74,460[5]	$ 1,044	3 %	27%	100%[6]	$ 392



Risk-Adjusted US Sales²
$ 18
$ 32
$ 43
$ 37
$ 41
$ 93
$ 125
$ 190
$ 100
$ 173
$ 255
$ 375
$ 169
$ 270
$ 408
$ 581
$ 256
$ 416
$ 500
$ 846
$ 349
$ 526
$ 607
$ 970
$ 448
$ 566
$ 705
$ 1,068
$ 507
$ 602
$ 705
$ 1,110
$ 594
$ 633
$ 665
$ 1,135
$ 597
$ 627
$ 629
$ 1,172
$ 592
$ 600
$ 640
$ 1,208
$ 491
$ 495
$ 498
$ 1,252
$ 407
$ 462
$ 517
$ 1,298
$ 338
$ 434
$ 531
$ 1,345
$ 280
$ 413
$ 545
$ 1,394
FY2022E
FY2023E
FY2024E
FY2025E
FY2026E
FY2027E
FY2028E
FY2029E
FY2030E
FY2031E
FY2032E
FY2033E
FY2034E
FY2035E
FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Wildcat Projections

	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E	FY2031E	FY2032E	FY2033E	FY2034E	FY2035E	FY2036E
Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	2	2	2

Source: Wildcat Management Projections, Wall Street Research as of 30-Sep-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Wildcat projections Include uterine fibroids, endometriosis, [***], and [***]. [3] Accounted for 80% compliance adjustment. [4] Reflects total patients receiving relugolix after adjusting for ~70% payor access, persistence and 70% compliance. [5] Reflects total patients receiving relugolix after adjusting for ~75% payor access, persistence and 75% compliance. [6] Includes 72% POS adjustment for the contraceptive label.

Today's Agenda

Overview of Financial Analysis Assumptions

Financial Assumptions	■ Wildcat risk-adjusted management projections through FY2036 ■ Capitalization as of 20-Oct-2022 per Wildcat management — 96.79mm common shares outstanding — 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. ■ Cash balance of $359mm and debt balance of $359mm as of 30-Jun-2022 ■ 14% corporate effective tax rate per Wildcat management ■ Utilize $1,027mm of NOLs (80% of taxable income for post-2017 NOLs) and $2mm in existing R&D credit as of 31-Mar-2022 per Wildcat management
Sum of the Parts DCF	■ Cash flows discounted to 30-Jun-2022 using mid-year convention ■ Weighted average cost of capital of 12.0 to 14.0% ■ Perpetuity growth rate of (60.0)% to (100.0)% used to calculate terminal value post 2036

Source: Wildcat Management Projections

Note: Management projections are based on a number of assumptions, and are made only as of this date. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings.

Goldman Sachs

Illustrative Financial Analysis

	Financial Analyses	Illustrative Price per Share (Low)	Illustrative Price per Share (High)	Comments
Discounted Cash Flow	Wildcat Management Projections	$ 25.59	$ 30.74	■ 12% to 14% WACC ■ (60)% to (100)% perpetuity growth rate ■ Illustrative annual price growth of 3% ■ Illustrative volume growth at midpoint of each year
Premia Analysis	Minority Squeeze Out – Biotechnology Only (Undisturbed Price $17.96)	$ 25.34	$ 36.39	■ Premiums of 41-103% applied to current stock price (based on min and max of Biotech minority squeeze outs since 2012)
Premia Analysis	Minority Squeeze Out >$1bn Value (Undisturbed Price $17.96)	$ 20.65	$ 26.04	■ Premiums of 15-45% applied to current stock price (based on min and max of minority squeeze outs >$1bn in value since 2012)
Reference Information Discounted Cash Flow (illustrative annual price and volume growth)	Reference Sensitivity on Wildcat Management Projections	$ 22.13	$ 34.46	■ Annual price growth 1-5% per year (3% in midpoint) ■ Volume growth +/- 3% to midpoint each year ■ Illustrative 13% WACC ■ Illustrative (80)% perpetuity growth rate
	52-Week Trading Range	$ 7.78	$ 23.87	■ **High (03-Nov-2021):** $23.87 ■ **Low (09-May-2022):** $7.78
	Analyst Price Targets	$ 11.00	$ 27.00	■ **Median:** $21.00

Undisturbed Share Price: $17.96 **Sparrow Offer (21-Oct-22): $26.25**

Source: Wildcat Management Projections. Market data as of 30-Sep-2022 Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 96.79mm shares outstanding, 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Illustrative WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

FYE Mar-31 | $ in millons	FYQ2-Q4 2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	Terminal
Net Product Revenue	$ 242	$ 599	$ 1,125	$ 1,656	$ 2,149	$ 2,334	$ 2,552	$ 2,695	$ 2,852	$ 3,059	$ 3,266	$ 3,487	$ 3,692	$ 3,880	$ 4,079	$ 4,079
% Growth		*112 %*	*88 %*	*47 %*	*30 %*	*9 %*	*9 %*	*6 %*	*6 %*	*7 %*	*7 %*	*7 %*	*6 %*	*5 %*	*5 %*	*5 %*
(+) Collaboration and Milestone Revenue	$ 120	$ 21	$ 129	$ 464	$ 45	$ 44	$ 47	$ 398	$ 48	$ 371	$ 40	$ 40	$ 516	$ 41	$ 27	$ 0
Memo: Pfizer Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Accord Royalty & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Richter License & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
(-) Direct Product COGS	$(6)	$(16)	$(31)	$(45)	$(59)	$(64)	$(69)	$(73)	$(82)	$(96)	$(111)	$(126)	$(137)	$(144)	$(152)	$(152)
% of Net Product Sales		*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*
(-) Collaboration Expense to Pfizer	$(105)	$(270)	$(510)	$(751)	$(976)	$(1,061)	$(1,160)	$(1,225)	$(1,280)	$(1,342)	$(1,401)	$(1,469)	$(1,541)	$(1,619)	$(1,700)	$(1,700)
(-) [***]	$(18)	$(44)	$(82)	$(121)	$(152)	$(163)	$(177)	$(187)	$(196)	$(204)	$(211)	$(221)	$(232)	$(244)	$(250)	$(250)
(-) Richter Product Supply COGS	$(5)	$(1)	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
(-) [***] Royalty Expense	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$(3)	$(9)	$(15)	$(20)	$(24)	$(25)	$(27)	$(27)
Gross Profit	**$ 228**	**$ 288**	**$ 631**	**$ 1,203**	**$ 1,007**	**$ 1,091**	**$ 1,192**	**$ 1,607**	**$ 1,339**	**$ 1,780**	**$ 1,569**	**$ 1,691**	**$ 2,273**	**$ 1,889**	**$ 1,977**	**$ 1,950**
% Margin		*46 %*	*50 %*	*57 %*	*46 %*	*46 %*	*46 %*	*52 %*	*46 %*	*52 %*	*47 %*	*48 %*	*54 %*	*48 %*	*48 %*	
(-) R&D	$(113)	$(137)	$(132)	$(131)	$(120)	$(121)	$(124)	$(131)	$(132)	$(135)	$(137)	$(140)	$(141)	$(138)	$(141)	$(141)
% of Net Product Revenue	*(47)%*	*(23)%*	*(12)%*	*(8)%*	*(6)%*	*(5)%*	*(5)%*	*(5)%*	*(5)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*	*(3)%*	*(3)%*
(-) SG&A	$(255)	$(354)	$(341)	$(350)	$(361)	$(391)	$(428)	$(517)	$(491)	$(571)	$(538)	$(563)	$(667)	$(618)	$(645)	$(645)
% of Net Product Revenue	*(105)%*	*(59)%*	*(30)%*	*(21)%*	*(17)%*	*(17)%*	*(17)%*	*(19)%*	*(17)%*	*(19)%*	*(16)%*	*(16)%*	*(18)%*	*(16)%*	*(16)%*	*(16)%*
EBIT	**$(139)**	**$(203)**	**$ 157**	**$ 722**	**$ 526**	**$ 578**	**$ 640**	**$ 958**	**$ 716**	**$ 1,074**	**$ 893**	**$ 988**	**$ 1,465**	**$ 1,134**	**$ 1,191**	**$ 1,164**
% Margin	*(39)%*	*(33)%*	*13 %*	*34 %*	*24 %*	*24 %*	*25 %*	*31 %*	*25 %*	*31 %*	*27 %*	*28 %*	*35 %*	*29 %*	*29 %*	*29 %*
(-) Taxes	$ 0	$ 0	$(22)	$(101)	$(74)	$(81)	$(90)	$(134)	$(100)	$(150)	$(125)	$(138)	$(205)	$(159)	$(167)	$(167)
% Book Tax Rate	-	-	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	$ 0
(+) D&A	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1
(-) Change in WC	$(9)	$(16)	$(26)	$(27)	$(25)	$(9)	$(11)	$(7)	$(8)	$(10)	$(10)	$(11)	$(10)	$(9)	$(10)	$ 0
(-) CapEx	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
Unlevered Free Cash Flow	**$(149)**	**$(220)**	**$ 108**	**$ 594**	**$ 427**	**$ 487**	**$ 539**	**$ 816**	**$ 607**	**$ 912**	**$ 757**	**$ 838**	**$ 1,248**	**$ 964**	**$ 1,013**	**$ 996**
Memo: NOL, R&D and [***]	*$ 0*	*$ 0*	*$ 22*	*$ 101*	*$ 74*	*$ 19*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	
Active Discount Factor	0.96	0.85	0.75	0.66	0.59	0.52	0.46	0.41	0.36	0.32	0.28	0.25	0.22	0.20	0.17	0.17
PV of UFCF	**$(107)**	**$(186)**	**$ 81**	**$ 393**	**$ 250**	**$ 252**	**$ 247**	**$ 331**	**$ 218**	**$ 290**	**$ 213**	**$ 209**	**$ 275**	**$ 188**	**$ 175**	**$ 172**
Sum of PV of UFCF	**$ 2,830**															

EV Bridge @ 13% WACC and (80)% PGR

Build to EV	
Sum of PV of UFCF	$ 2,830
Undiscounted Terminal Year Value	$ 214
PV of Terminal Value	$ 37
Enterprise Value	**$ 2,867**
(+) Net Cash	$(0)
(+) NOL Credit	$ 141
Equity Value	**$ 3,008**
FDSO	107.78
Equity Value Per Share	**$ 27.91**

Equity Value Per Share

		Perpetuity Growth Rate		
		(100.0)%	(80.0)%	(60.0)%
WACC	12.0 %	$ 29.75	$ 30.14	$ 30.74
	13.0 %	$ 27.57	$ 27.91	$ 28.43
	14.0 %	$ 25.59	$ 25.88	$ 26.33

Source: Wildcat Management Projections. Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year conventi on. Probability adjusted. Assumes 96.79mm shares outstanding, 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Goldman Sachs

Illustrative Sensitivity Analysis of WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

Implied Orgovyx FY2036 market share by change in volume growth assumption

(3.0)%: ~14%
0.0%: ~19%
3.0%: ~25%

Change in Annual Volume Growth and Annual Price Increase[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
YoY Price Increases	5.0 %	$ 27.70	$ 30.99	$ 34.46
	3.0 %	$ 25.03	$ 27.91	$ 31.46
	1.0 %	$ 22.13	$ 25.03	$ 28.91

WACC and Change in Annual Volume Growth[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
WACC	12.0 %	$ 26.97	$ 30.14	$ 34.02
	13.0 %	$ 25.03	$ 27.91	$ 31.46
	14.0 %	$ 23.27	$ 25.88	$ 29.12

Change in GTN and Annual Volume Growth[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
Change in GTN	(2.5)%	$ 25.99	$ 29.14	$ 33.19
	0.0 %	$ 25.03	$ 27.91	$ 31.46
	2.5 %	$ 23.73	$ 26.74	$ 29.99

Change in GTN and Annual Price Increase[1]

		YoY Price Increase		
		1.0 %	3.0 %	5.0 %
Change in GTN	(2.5)%	$ 26.86	$ 29.14	$ 32.69
	0.0 %	$ 25.03	$ 27.91	$ 30.99
	2.5 %	$ 23.75	$ 26.74	$ 29.73

Source: Wildcat Management Projections. Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 96.79mm shares outstanding, 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs per Wildcat Management discounted at WACC. [1] Sensitivities applied to FY2027 – FY2036. Steady state volume growth of ~3% for Orgovyx and ~2% for Myfembree is assumed. Wildcat Management Projections assume a 48% GTN for Orgovyx in FY26 extrapolated to ~52% in FY36 and a Myfembree GTN of ~55% in FY26 extrapolated to ~62% in FY36. Management Projections assume a 3% annual price increase for both Orgovyx and Myfembree.

Goldman Sachs

Illustrative Sensitivity Analysis

($ in millions, except per share values)

		Current Assumption	Value Dec. / Inc.	Value Per Share Change – Illustrative Midpoint $27.91
Focus Sensitivities	Orgovyx CV Outcomes Study	Not Included	Included at a 66% POS (~6% peak share lift)	$ 5.64
Focus Sensitivities	Myfembree Includes Contraceptive Share Impact	Include 270K in FY2026E at 72% POS extrapolated based on volume growth	0% POS / 100% POS	$(1.46) / $ 0.65
Focus Sensitivities	Myfembree Includes Contraceptive Duration Impact (3mo contra. + 1mo all other)	0% POS of increase in duration	100% POS starting in FY25 with 3mo applied to contraceptive volume and 1mo to all other volume	$ 3.60
Focus Sensitivities	Myfembree Gains Contraceptive Coverage	0% POS of gaining contraceptive coverage	100% POS starting in FY26 with $227mm extrapolated based on proportional volume	$ 3.43
Other Sensitivities	Orgovyx Market Share	~19% Market Share FY2027E-FY2036E	~15% FY2027E-FY2036E	$(4.48)
Other Sensitivities	Orgovyx and Myfembree GTN	Orgovyx: steady at 52.3% throughout extrapolation period Myfembree: increases by 1.5% each year reaching 62% in 2036	2.5% increase each year / 2.5% decrease each year	$(1.35) / $ 1.94
Other Sensitivities	Orgovyx and Myfembree Price Increase	3% price increase each year	1% / 5%	$(2.88) / $ 3.08
Other Sensitivities	Illustrative Inflation Reduction Act Impact on Orgovyx Price Increases	3% price increase each year	1% starting in FY2030E (9 years after Orgovyx on market)	$(0.72)

Source: Wildcat Management Projections. Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 96.79mm shares outstanding, 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

A Appendix: Wildcat Shareholder Base Overview

Overview of Wildcat's Shareholder Base

Institution	Refinitiv Style	AUM ($bn)	Position Entry Date[1]	Last Report Date	Latest: Cost Basis[2]	Latest: Unrealized Gain[3]	Latest: % OS	Latest: Shares (mm)	Historical Positions (Shares in mm): Q2 '22	Q1 '22	Q4 '21	Q3 '21	Q2 '21	Q1 '21	Q4 '20
Sumitomo Chemical Co Ltd	Strategic	$ 9.0	Q4 '19	27-Oct-2021	$ 20.00[4]	(10.2)%	52.5 %	50.0	50.0	50.0	50.0	49.7	48.6	48.5	48.5
Wellington	Value	580.7	Q2 '19	30-Jun-2022	18.16	(1.1)	6.7	6.4	6.4	5.8	6.1	6.7	6.5	5.7	3.7
Bellevue Asset Management AG	Growth	8.9	Q4 '16	30-Jun-2022	13.63	31.8	6.2	5.9	5.9	5.9	6.2	5.8	5.3	5.2	4.8
Janus Henderson Investors	Growth	183.0	Q2 '18	30-Jun-2022	17.01	5.6	5.7	5.4	5.4	5.6	5.5	5.7	5.4	5.2	5.1
State Street Global Advisors (US)	Index	1,789.3	Q4 '16	30-Jun-2022	18.63	(3.6)	2.3	2.2	2.2	3.3	2.9	2.3	2.3	0.2	0.1
Seely (Lynn)	Strategic	0.0	Q3 '16	01-Jul-2021	12.42	44.6	1.7	1.6	1.6	1.6	1.6	1.6	1.7	1.7	1.7
BlackRock Institutional Trust Co.	Index	2,664.7	Q4 '16	30-Jun-2022	21.30	(15.7)	1.1	1.0	1.0	1.1	1.1	1.1	1.0	0.9	0.1
Citadel Advisors LLC	Hedge Fund	72.8	Q2 '19	30-Jun-2022	13.01	38.0	1.0	1.0	1.0	0.7	0.2	0.2	0.2	0.2	0.4
Vanguard	Index	4,426.1	Q4 '18	30-Jun-2022	20.44	(12.1)	0.9	0.9	0.9	0.8	0.8	0.8	0.8	0.8	0.1
Medical Strategy GmbH	GARP	1.6	Q3 '21	31-May-2022	20.69	(13.2)	0.7	0.7	0.7	0.7	0.6	0.6			
Marshall Wace	Hedge Fund	46.0	Q2 '22	30-Jun-2022	10.74	67.3	0.7	0.6	0.6		0.1		0.2		0.0
APG Asset Management N.V.	Pension	129.1	Q2 '18	31-Mar-2022	16.60	8.2	0.6	0.6	0.6	0.6	0.6	0.6	0.6	0.4	0.4
Geode Capital Management, L.L.C.	Index	832.3	Q1 '21	30-Jun-2022	21.41	(16.1)	0.4	0.4	0.4	0.4	0.4	0.4	0.3	0.3	
Balyasny Asset Management LP	Hedge Fund	24.3	Q4 '21	30-Jun-2022	15.09	19.0	0.4	0.4	0.4	0.3	0.2				
Norges Bank Investment Management (NBIM)	Pension	808.1	Q4 '16	31-Dec-2021	12.26	46.4	0.4	0.4	0.4	0.4	0.4	1.3	1.3	1.2	1.5
Goldman Sachs & Company, Inc.	Broker Dealer	129.1	Q2 '19	30-Jun-2022	13.80	30.1	0.4	0.3	0.3	0.1	0.1	0.1	0.1	0.3	0.0
Rhenman & Partners Asset Management AB	Hedge Fund	0.9	Q2 '20	30-Jun-2022	15.83	13.5	0.3	0.3	0.3	0.2	0.3	0.3	0.3	0.2	0.2
Platinum Asset Management	Value	3.6	Q1 '18	30-Jun-2022	10.20	76.1	0.3	0.3	0.3	0.2	0.2	0.2	0.2	0.2	0.2
MacKay Shields LLC	GARP	2.4	Q1 '21	30-Jun-2022	19.29	(6.9)	0.3	0.3	0.3	0.3	0.2	0.2	0.2	0.2	
Hennion & Walsh Asset Management, Inc.	Other	1.7	Q1 '21	30-Jun-2022	22.54	(20.3)	0.3	0.3	0.3	0.4	0.4	0.4	0.4	0.4	
Total							**83.1 %**	**79.2**	**79.2**	**78.4**	**77.8**	**77.7**	**75.4**	**71.6**	**67.0**
Median					**$ 16.81**	**6.9 %**									
Weighted Average[5]					**$ 18.69**	**(1.7)%**									

Source: GS shareholder analytics as of 30-Sep-2022

[1] Quarter of the investors most recent position initiation in the security. Resets whenever the investor sells out completely.

[2] Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases from Q1 '05 – Q2 '22.

[3] Based on share price at market close on 30-Sep-2022 ($17.96).

[4] Based on Wildcat management's internal estimate of cost basis based on public filings.

[5] Weighted by number of shares held in Q2 '22.

B Appendix: Precedent Transactions

Precedent Squeeze Out Transactions

Selected Precedent Minority Squeeze Out Transactions

	Announce Date	Target	Acquiror	Ownership	Value ($mm)	Bid ($) Initial	Bid ($) Final	Premiums: Initial Bid 1-Day[1]	Premiums: Final Bid 1-Day[1]	Premiums: Final Bid 20-Day[1]	Premiums: Final Bid 52W High	# Months Bid to Announc.	# Months Announc. to Close	Number of Bids	% of Minority Shares Tendered[2]	Increase in Offer	Press Release at Offer	Merger Agr. Sent at Offer
Biotech	12-Nov-2020	Urovant	Sumitovant	72.0 %	$ 681.0	$ 12.50	$ 16.25	50.4 %	102.6 %	89.4 %	1.7 %	< 1	~ 4	6	90.0 %	30.0%	×	✓
Biotech	05-Oct-2020	Eidos Therapeutics	BridgeBio	63.2	1,651.6	38.31	73.26	20.9	41.1	47.5	10.1	~ 15	~ 3	10	80.3	91.2	✓	✓
Biotech	31-Aug-2020	Akcea Therapeutics	Ionis	76.0	500.0	16.00	18.15	20.4	59.5	17.4	(29.3)	< 1	~ 2	4	85.5	13.4	×	✓
	21-Feb-2020	AVX	Kyocera	72.0	1,046.1	19.50	21.75	29.7	44.6	41.2	16.3	~ 3	~ 1	4	67.0	11.5	✓	×
	24-Jul-2019	Speedway Motorsports	Sonic Financial	71.3	234.3	18.00	19.75	29.1	41.7	39.9	8.7	~ 3	~ 2	3	64.8	9.7	✓	×
	22-May-2019	International Speedway	NASCAR	74.7	1,128.4	42.00	45.00	7.5	15.2	25.0	(4.6)	~ 6	~ 5	6	65.8	7.1	✓	×
	09-May-2019	EMC Insurance	Employers Mutual Casualty	54.3	372.2	30.00	36.00	25.1	50.1	53.1	15.9	~ 6	~ 4	3	67.8	20.0	✓	×
	19-Jun-2018	Foundation Medicine	Roche	55.9	2,260.9	133.00	137.00	24.9	28.7	61.6	27.9	< 1	~ 1	4	77.3	3.0	×	✓
	01-Mar-2018	AmTrust Financial Services	Evergreen Parent	54.9	1,327.5	12.25	14.75	20.7	45.3	41.7	(47.1)	~ 2	~ 9	4	81.5	20.4	✓	×
	06-Sep-2016	Federal-Mogul	Icahn Enterprises	82.0	304.5	7.00	10.00	40.6	100.8	109.6	(28.1)	~ 6	~ 5	4	57.9	42.9	✓	×
	25-Jul-2016	National Interstate	Great American Insurance[3]	50.8	311.6	30.00	32.50	34.8	46.0	31.0	12.1	~ 5	~ 4	4	89.0	8.3	✓	×
	01-Mar-2013	Sauer-Danfoss	Danfoss	75.6	692.9	49.00	58.50	24.4	48.6	46.0	5.3	~ 3	~ 1	5	83.4	19.4	✓	×
	17-Dec-2012	Clearwire	Sprint Nextel	50.4	3,329.8	2.60	2.97	17.9	33.8	53.1	10.4	~ 1	~ 7	4	58.0	14.2	×	×
	Summary Statistics (n=13):																	
	High			**82.0%**	**$3,329.8**			**50.4%**	**102.6%**	**109.6%**	**27.9%**	**15**	**9**	**10**	**90.0%**	**91.2%**		
	Median			**71.3%**	**$692.9**			**24.9%**	**45.3%**	**46.0%**	**8.7%**	**3**	**4**	**4**	**77.3%**	**14.2%**		
	Low			**50.4%**	**$234.3**			**7.5%**	**15.2%**	**17.4%**	**(47.1)%**	**1**	**1**	**3**	**57.9%**	**3.0%**		
	Deals Over $1.0 Billion (n=6)																	
	High			***74.7 %***	***$ 3,329.8***			***29.7 %***	***45.3 %***	***61.6 %***	***27.9 %***	***15***	***9***	***10***	***81.5 %***	***91.2 %***		
	Median			***59.6 %***	***$ 1,489.6***			***20.8 %***	***37.4 %***	***44.6 %***	***10.2 %***	***3***	***4***	***4***	***72.2 %***	***12.9 %***		
	Low			***50.4 %***	***$ 1,046.1***			***7.5 %***	***15.2 %***	***25.0 %***	***(47.1)%***	***1***	***1***	***4***	***58.0 %***	***3.0 %***		
	Biotech Only (n=3)																	
	High			***76.0 %***	***$ 1,651.6***			***50.4 %***	***102.6 %***	***89.4 %***	***10.1 %***	***15***	***4***	***10***	***90.0 %***	***91.2 %***		
	Median			***72.0 %***	***$ 681.0***			***20.9 %***	***59.5 %***	***47.5 %***	***1.7 %***	***1***	***3***	***6***	***85.5 %***	***30.0 %***		
	Low			***63.2 %***	***$ 500.0***			***20.4 %***	***41.1 %***	***17.4 %***	***(29.3)%***	***1***	***2***	***4***	***80.3 %***	***13.4 %***		

Source: Company filings, press releases and FactSet. Note: $ in millions. "NM" indicates not material. "NA" indicates not applicable. Terra / CF transaction included a stock component. Wesco / Berkshire Hathaway was structured as a cash / stock election. Months to Announce represent time between initial offer and transaction announcement. Months to Complete represent time between transaction announcement and transaction close. Pre-deal ownership represents total voting power.

[1] Based on the unaffected stock price prior to the transaction announcement; Eidos / BridgeBio final bid premia based on unaffected stock price prior to final bid given the length of the process. [2] In non-tender offer transactions, represents the percentage of minority shareholders that voted in favor of the transaction. [3] Final bid to 1-Day premium includes a one-time $0.50 / share dividend payment. [4] Bids made based off a formula related to shareholders' equity per share, earnings factor, unrealized losses and dividends.

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